                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                               EDO Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

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        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                  [EDOCORP LOGO]

                                                                  March 19, 2004

Dear Shareholder:

     The Notice of Annual Meeting and Proxy Statement for the 2004 Annual Meeting of EDO Corporation Shareholders are enclosed.

     This year, you are being asked to act upon the election of four directors, the adoption of the EDO Corporation 2004 Non-Employee Director Stock Ownership Plan for our non-employee directors and a proposal to amend the Company's Restated Certificate of Incorporation to eliminate the classification of the Board of Directors. We do not expect any other items of business to be raised, and no speeches or presentations are planned. The Board of Directors recommends a vote FOR the election of directors, FOR the adoption of the EDO Corporation 2004 Non-Employee Director Stock Ownership Plan, and FOR the proposal to amend the Company's Restated Certificate of Incorporation.

     We urge you to vote your shares promptly. Please see the enclosed proxy card and proxy statement for specific instructions. As always, your vote is important.

                                          Sincerely yours,

                                          -s- James M. Smith
                                          James M. Smith
                                          Chairman, President and
                                          Chief Executive Officer

     EDO Corporation - 60 East 42nd Street, 42nd Floor - New York, NY 10165
                 Telephone (212) 716-2000 - Fax (212) 716-2049

                                                                  [EDOCORP LOGO]

                            NOTICE OF ANNUAL MEETING

                                                                  March 19, 2004

     Notice is hereby given that the 2004 Annual Meeting of the Shareholders of EDO Corporation, a New York corporation, will be held at Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina, on Tuesday, April 27, 2004 at 9:00 a.m. local time, for purposes of:

          1) electing four Class I directors;

          2) amending the Articles of Incorporation to eliminate the classification of the Board of Directors;

          3) approving the adoption of the EDO Corporation 2004 Non-Employee Director Stock Ownership Plan for non-employee directors; and

          4) acting upon such other matters as may properly come before the meeting.

     All EDO shareholders of record at the close of business on March 5, 2004 are entitled to vote at the meeting. You will need an admission card to attend the meeting. This notice and the accompanying Proxy Statement and proxy card are first being mailed to shareholders on or about March 19, 2004.

     We urge you to vote your shares over the internet, by telephone or through the mail at your earliest convenience.

                                          -s- William J. Frost
                                          WILLIAM J. FROST
                                          Vice President, Administration and
                                          Shareholder Relations & Corporate
                                          Secretary

     EDO Corporation - 60 East 42nd Street, 42nd Floor - New York, NY 10165
                 Telephone (212) 716-2000 - Fax (212) 716-2049

                                PROXY STATEMENT

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS.......................................     1
ELECTION OF DIRECTORS.......................................     4
  Governance................................................     4
  Shareholder Communications................................     4
  Information as to Nominees for Election to the Board of
     Directors..............................................     4
  Information as to Other Directors.........................     5
  Committees of the Board of Directors......................     6
  Nominating and Governance Committee.......................     7
  Audit Committee...........................................     8
  Information Regarding Independent Auditors................     8
  Audit and Non-Audit Fees..................................     8
  Policy on Audit Committee Pre-Approval of Audit and
     Permissible Non-Audit Services of Independent
     Auditors...............................................     9
REPORT OF THE AUDIT COMMITTEE...............................     9
EXECUTIVE COMPENSATION......................................    10
  Summary Compensation Table................................    10
  Other Executive Compensation..............................    10
  Option Grants in Last Fiscal Year.........................    12
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year End Option Values.................................    12
  Pension Plan Table........................................    13
  Non-qualified Deferred Compensation Table.................    14
  Directors' Compensation...................................    14
  Equity Compensation Plan Information......................    15
REPORT OF THE COMPENSATION COMMITTEE........................    15
SHAREHOLDER PERFORMANCE GRAPH...............................    17
SHARE OWNERSHIP.............................................    18
  Principal Holders of Common Shares........................    18
PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF
  INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD
  OF DIRECTORS..............................................    20
PROPOSAL TO ADOPT THE EDO CORPORATION 2004 NON-EMPLOYEE
  DIRECTOR STOCK OWNERSHIP PLAN.............................    21

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............    22
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....    22
MISCELLANEOUS...............................................    23
  Costs of Proxy Solicitation...............................    23
  Annual Reports............................................    23
APPENDIX A..................................................   A-1
APPENDIX B..................................................   B-1

                                PROXY STATEMENT

                             QUESTIONS AND ANSWERS

Q:  WHEN IS THE ANNUAL MEETING OF SHAREHOLDERS?

A: The annual shareholder meeting of EDO Corporation will be held at the Charleston Place Hotel, 205 Meeting Street, Charleston, South Carolina, on Tuesday, April 27, 2004 at 9:00 a.m. local time. This proxy statement is being mailed to shareholders on or about March 19, 2004.

Q:  WHO IS ENTITLED TO VOTE?

A:  Each of the           record holders of EDO Common Shares at the close of
    business on March 5, 2004 is entitled to one vote for each share they own.
    As of March 5, 2004, there were           common shares ("Common Shares")
    outstanding.

Q: WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO OWNS STOCK IN STREET NAME?

A: If you hold share certificates registered in your name, you are a shareholder of record. If your shares are in a broker account with your broker or bank, your shares are held in street name.

Q:  HOW DO I GET AN ADMISSION CARD TO ATTEND THE MEETING?

A: If you are a shareholder of record your admission card is attached to your proxy card. You will need to bring it with you to the meeting. If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Shares and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person. You will also need to bring a photo ID to gain admission.

Q: IF I HAVE EDO STOCK IN MY EDO CORPORATION EMPLOYEE INVESTMENT PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (PLAN) WILL I GET TO VOTE THOSE SHARES?

A: Yes, as a participant in the Plan, you are entitled to instruct the Trustee, GreatBanc, to vote the EDO Common Shares that have been allocated to your account as of March 5, 2004. This is in addition to any shares you hold outside of the Plan.

Q:  WHAT AM I VOTING ON?

A: You are being asked by the Company to vote on the re-election of three directors, George M. Ball, James Roth and James M. Smith, the election of one director, Leslie F. Kenne, a proposal to approve an amendment to the Certificate of Incorporation to declassify the Board of Directors and a proposal to adopt the EDO Corporation 2004 Non-Employee Director Stock Ownership Plan. For more information, turn to "Information as to Nominees for Election to the Board of Directors" beginning on page 4, "Proposal to Approve an Amendment to the Certificate of Incorporation" beginning on page 20 and "Proposal to Adopt the EDO Corporation 2004 Non-Employee Director Stock Ownership Plan" beginning on page 21.

Q:  HOW DO I VOTE?

A:  You can vote in any one of the following ways:

     - You can vote on the internet by following the "Internet" instructions on your proxy card. If you vote on the internet, you do not need to mail in your proxy card.

     - You can vote by telephone by following the "Telephone" instructions on your proxy card. If you vote by telephone, you do not need to mail in your proxy card.

     - You can vote by mail by signing and dating your proxy card, and mailing it in the enclosed prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted for the four named nominees for election as directors.

     - You can vote in person at the Annual Meeting by delivering your completed proxy card in person at the Annual Meeting or by completing a ballot available upon request at the meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the meeting.

      Regardless of how you choose to vote, your vote is important and we encourage you to vote promptly.

Q:  WILL ANY OTHER MATTERS BE VOTED ON?

A: We do not expect any other matters to be considered at the Annual Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Annual Meeting by a shareholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of EDO. Under the Company's bylaws, shareholder proposals must have been received by November 21, 2003 to be considered at the Annual Meeting. To date, we have received no shareholder proposals.

Q:  HOW MANY VOTES ARE NEEDED TO HOLD THE MEETING?

A: In order to conduct the Annual Meeting, a majority of the Common Shares outstanding as of the close of business on March 5, 2004, must be present, either in person or represented by proxy.

Q:  HOW MANY VOTES ARE NEEDED TO ELECT THE NOMINEES FOR DIRECTOR?

A:  Each nominee must receive a plurality of votes cast for his or her election.

Q:  HOW MANY VOTES ARE NEEDED TO ELIMINATE THE CLASSIFIED BOARD?

A: The vote of the holders of 80% of the outstanding shares is needed to eliminate the classified Board.

Q: HOW MANY VOTES ARE NEEDED TO ADOPT THE EDO CORPORATION 2004 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN?

A: The vote of a majority of the votes cast at the meeting is needed to adopt the plan.

Q:  WHO WILL COUNT THE VOTES?

A: Representatives of American Stock Transfer & Trust Company will count the votes. In addition, a representative from American Stock Transfer & Trust Company will act as inspector of elections.

Q:  HOW ARE VOTES COUNTED?

A: In determining whether we have a quorum, we count all properly submitted proxies and ballots, including abstentions, broker non-votes and withheld votes, as present and entitled to vote. However, abstentions and broker non-votes, as well as votes withheld, are not considered votes cast and will not be counted for or against a matter or nominee.

Q:  WHAT SHARES ARE COVERED BY MY PROXY CARD?

A: You should have been provided a proxy card for each account in which you own Common Shares either:

     - directly in your name as the shareholder of record, which includes shares purchased through any of our employee benefit plans; or

     - indirectly through a broker, bank or other holder of record.

     - indirectly through instructing the Trustee, GreatBanc, for shares held under the Plan.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts in which you own Common Shares. Please vote all proxy cards you receive to ensure that all your shares are voted. However, for your convenience we recommend that you contact your broker, bank or our transfer agent to consolidate as many accounts as possible under a single name and address. Our transfer agent is American Stock Transfer & Trust Company. All communications concerning shares you hold in your name, including address changes, name changes, requests to transfer shares and similar issues, can be handled by making a toll-free call to American Stock Transfer & Trust Company at 1-800-937-5449. Please note, you cannot consolidate the shares held under the Plan; they require a separate voting instruction card.

Q:  WHAT IF MULTIPLE SHAREHOLDERS SHARE THE SAME ADDRESS?

A: If you would prefer to receive only one annual report and proxy statement at that address and you are a shareholder of record, make a toll-free call to American Stock Transfer & Trust Company at the phone number listed above. This practice, known as "householding," is designed to reduce our printing and postage costs. If your shares are held in street name, you can request to participate in householding by contacting your broker.

Q:  HOW CAN I CHANGE MY VOTE?

A: You can revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You can do this by:

     - voting by telephone or on the internet (only your most recent telephone or internet proxy is counted);

     - signing and submitting another proxy with a later date; or

     - voting again at the meeting.

Q:  WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS
    DUE?

A: All shareholders who wish to include a proposal in our Proxy Statement for the Annual Meeting in 2005, including any nomination for membership on our Board of Directors, must provide notice to our Corporate Secretary by certified mail, return receipt requested, to Corporate Secretary, EDO Corporation, 60 E. 42nd Street, 42nd Floor, New York, NY 10165 by November 19, 2004. The notice must satisfy the requirements for shareholder proposals under the federal securities laws. Under our bylaws, this deadline applies to any shareholder proposal sought to be considered at the 2005 Annual Meeting, not just to those sought to be included in the Proxy Statement and form of proxy for the Annual Meeting.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     The Board of Directors is responsible for establishing broad corporate policies and for overseeing management and the overall performance of EDO. The Board reviews significant developments affecting the Company and acts on matters requiring Board approval. The Board held 10 meetings during 2003.

     The Board is divided into three classes (I, II and III) serving staggered, three-year terms. The terms of the Class I directors, George M. Ball, James Roth and James M. Smith will expire at the 2004 Annual Meeting, and each has been nominated for re-election for a term expiring in 2007. Leslie F. Kenne was appointed to the Board in 2003. Ms. Kenne has been nominated for election for a term expiring in 2007. The Board has no reason to believe that any nominee will be unable to serve as a director. If, however, a nominee should be unable to serve at the time of the Annual Meeting, Common Shares properly represented by valid proxies will be voted for the election of a substitute nominee recommended by the Board. The shareholders are being asked to eliminate the classification of the Board as described in detail on page 20. If the proposal is adopted, the terms of these nominees will expire at the 2005 Annual Meeting of Shareholders as explained on page 20.

Governance

     In early 2002, the Board of Directors undertook a comprehensive review of its corporate governance practices. The charter of the Nominating Committee (now known as the Nominating and Governance Committee) was expanded to encompass responsibility for advising the Board on development of its governance practices, including the composition, size and qualifications of the Board and its Committees. The charters of the Audit and Compensation Committees were updated. Formal governance guidelines were adopted that provide for, among other things, regular executive sessions of outside directors and a process for selecting a director to lead the executive sessions. In addition, a process for annual board self-assessment was adopted and was implemented in 2003. The procedures for reporting violations of EDO's long-standing Business Ethics Policy, which applies to all employees, officers and directors of EDO, were revised to provide that reports of violations of financial and accounting policies be provided directly to the Audit Committee chairman. The Board reviewed the background of each of its members using the standards set forth in the New York Stock Exchange Listing Standards ("NYSE Listing Standards") and federal securities law and has determined that except for EDO's Chairman, James
M. Smith, all members of EDO's Board of Directors are independent of management, and all Board Committees are composed solely of independent directors.

Shareholder Communications

     The process for shareholders to send communications to the Board of Directors is included in the EDO Corporation Corporate Governance Guidelines, which can be viewed at the Company's website address, http://www.edocorp.com. The Company has no policy with regard to Board members' attendance at annual meetings; however, it has been the custom for EDO Directors to attend the Annual Meeting of Shareholders. All Board members attended the 2003 meeting.

     A biography of each member of EDO's current Board of Directors, including the four nominees for election, is set forth below.

Information as to Nominees for Election to the Board of Directors

CLASS I, TERM EXPIRES IN 2007

GEORGE M. BALL, AGE 69                              Elected to the Board in 1995

     Mr. Ball is Chairman of Philpott, Ball & Werner, an investment banking firm.

LESLIE F. KENNE, LT. GEN. U.S.A.F. (RET.), AGE 56   Elected to the Board in 2003

     Ms. Kenne became a director of the Company in November 2003. She retired from the U.S. Air Force in September 2003, where she had most recently been deputy chief of staff for Warfighting Integration at Headquarters U.S. Air Force. Prior to that, Ms. Kenne had commanded the Electronic Systems Center at Hanscom Air Force Base.

JAMES ROTH, AGE 67                                  Elected to the Board in 2002

     Mr. Roth retired as director, President & CEO of GRC International Inc., a defense systems company, in 1998. He is a director and a member of the compensation and corporate governance committees of Titan Corporation, a defense systems company, and a director and member of the compensation and corporate governance committees of Digimarc, a digital watermarking and secure identification company.

JAMES M. SMITH, AGE 62                              Elected to the Board in 1999

     Mr. Smith is Chairman (since May 2002), President and Chief Executive Officer (since 2000) of EDO. Previously, he was President and CEO of AIL Systems Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES.

Information as to Other Directors

CLASS II, TERM EXPIRES IN 2006

ROBERT E. ALLEN, AGE 59                             Elected to the Board in 1995

     Mr. Allen is Managing Director of Redding Consultants, Inc., a management consulting firm.

ROBERT ALVINE, AGE 65                               Elected to the Board in 1995

     Mr. Alvine is Chairman of the Board, President and CEO of i-Ten Management Corp., an investment, mergers and acquisitions, and management company, and, since 2000, a Senior Operating Partner of DeSai Capital Management, Inc., a public and private equity investment company. He is Chairman of the Board of Governors of the University of New Haven.

MICHAEL J. HEGARTY, AGE 64                          Elected to the Board in 1982

     Mr. Hegarty is a director and the President and CEO of Flushing Financial Corporation and Flushing Savings Bank, a federally chartered savings bank.

CLASS III, TERM EXPIRES IN 2005

DENNIS C. BLAIR, ADM. U.S.N. (RET.), AGE 57         Elected to the Board in 2002

     Mr. Blair is President (since November 2003) of the Institute for Defense Analyses (IDA), a federally funded research and development center; prior to that he was a Senior Fellow at IDA (since October 2002). In May 2002 he retired from the U.S. Navy after having served as Commander-in-Chief of the U.S. Pacific Command for three years. Previously, he was Director of the Joint Staff in the Office of the Chairman of Joint Chiefs of Staff, Washington, D.C. He is a director of Tyco International Ltd., a manufacturing and service company.

ROBERT M. HANISEE, AGE 65                           Elected to the Board in 1992

     Mr. Hanisee was Managing Director of Trust Company of the West, an investment management company for 13 years until his retirement in December 2003. He is a director and member of the Audit Committee of Titan Corporation, a defense systems company, and a director and chairman of the audit committee of Orbital Sciences Corporation, a space systems company.

RONALD L. LEACH, AGE 69                             Elected to the Board in 2000

     Mr. Leach retired in March 1997 from Eaton Corporation, a manufacturer of industrial products, where he was Vice President - Accounting. He was a director of AIL Technologies, Inc. from 1997 to 2000, and a director of AIL Systems Inc., an aerospace and defense company, from 1991 to 2000.

Committees of the Board of Directors

     Our Board of Directors has the following committees:

                                                                                 NUMBER OF
NAME OF COMMITTEE AND MEMBERS          FUNCTIONS OF THE COMMITTEE             MEETINGS IN 2003
-----------------------------          --------------------------             ----------------
AUDIT                          This Committee is comprised entirely of               4
  Ronald L. Leach, Chair       non-employee directors, and its
  Robert Alvine                responsibilities include:
  George M. Ball
  Michael J. Hegarty           - appointing, compensating and overseeing
                               the work, independence and qualifications
                                 of EDO's external auditors;
                               - monitoring the integrity of EDO's
                               financial statements and compliance with
                                 regulatory requirements;
                               - monitoring the Company's accounting and
                                 financial reporting process and systems
                                 of internal control; and
                               - maintaining effective relationships among
                               the Board, senior management and the
                                 external auditors.

COMPENSATION                   This Committee is comprised entirely of               7
  Robert E. Allen, Chair       non-employee directors, and its
  Robert M. Hanisee            responsibilities include:
  James Roth                   - reviewing the performance and approving
  Leslie F. Kenne              the compensation of the Chairman, President
                                 and Chief Executive Officer;
                               - reviewing the performance and approving
                               the compensation of other officers and key
                                 employees;
                               - reviewing and approving incentive
                               compensation plans for the Chief Executive
                                 Officer and for other officers and key
                                 employees; and
                               - identifying and assessing candidates for
                               executive succession.

                                                                                 NUMBER OF
NAME OF COMMITTEE AND MEMBERS          FUNCTIONS OF THE COMMITTEE             MEETINGS IN 2003
-----------------------------          --------------------------             ----------------
NOMINATING & GOVERNANCE        This Committee is comprised entirely of               6
  George M. Ball, Chair        non-employee directors, and its
  Robert E. Allen              responsibilities include:
  Dennis C. Blair
  Robert M. Hanisee            - identifying and proposing nominees for
                               election to the Board and its Committees;
                               - advising the Board concerning the
                               organization, size, composition,
                                 qualifications, overall development and
                                 governance practices of the Board and its
                                 Committees;
                               - reviewing Governance Guidelines and
                                 recommending changes to the Guidelines;
                               - conducting an annual evaluation of the
                               Board and its Committees; and
                               - considering recommendations from
                               shareholders for nominees for membership on
                                 the Board.

PENSION INVESTMENT             This Committee is comprised entirely of               4
  Robert Alvine, Chair         non-employee directors, and its
  Robert M. Hanisee            responsibilities include:
  Michael J. Hegarty           - establishing investment policies and
                               objectives for the Company's pension plans;
                                 and
                               - selecting or removing investment
                               managers, custodians, and consultants.

     On average, our directors attended over 98 percent of all meetings of the Board of Directors and Committees on which they served during 2003, and no director attended less than seventy-five percent of such meetings.

Nominating and Governance Committee

     A current copy of the charter of the Nominating and Governance Committee is available to shareholders at the Company's website address, http://www.edocorp.com. Each of the members of the Committee has been affirmatively determined by the Board of Directors as independent within the meaning of the NYSE Listing Standards and applicable federal securities laws. The Committee will consider shareholders' recommendations for nominees for membership on the Board of Directors, provided such recommendations for nominees to be proposed at any Annual Meeting are made in writing addressed to the Secretary of the Company prior to the fifteenth of December preceding the date of such meeting. The Company did not receive any shareholder nominations with respect to this annual meeting from a shareholder that beneficially owned more than 5% of the Company's voting common stock or from any other shareholder. The Company does not pay any fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees.

     Leslie F. Kenne, a nominee in Class I, was elected to the EDO Board by the Board of Directors in November 2003 on the Committee's recommendation. She was recommended to the Committee by a non-management, independent director who is a member of the Nominating and Governance Committee.

     The Committee believes that in addition to personal integrity and a commitment to serve the EDO Shareholders, a Committee-recommended nominee for a position on the Company's Board of Directors must have experience, qualifications or skills that will reflect EDO's business needs and industry profile, including, for example, defense industry experience, experience as a chief executive or other senior executive of a publicly-traded company, experience in accounting, financial or professional services, and engineering or other technical expertise.

Audit Committee

     A copy of the Audit Committee Charter is available on EDO's website at http://www.edocorp.com.

     Each member of the Audit Committee is independent as independence for audit committee members is defined in the U.S. federal securities regulations and the NYSE Listing Standards. The Board has determined that all Audit Committee members are financially literate, that at least two members of the Committee qualify as an Audit Committee Financial Expert under applicable regulatory requirements and has designated Ronald L. Leach, the Committee's chair, as its Audit Committee Financial Expert.

Information Regarding Independent Auditors

     The Audit Committee is responsible for appointment of the Company's independent auditors. In February 2004 the Committee reappointed Ernst & Young as independent auditors of the Company for 2004. Ernst & Young has served as independent auditors of EDO and its subsidiaries since May 30, 2000.

     Representatives of Ernst & Young will attend the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions.

     Financial Information Systems Design and Implementation Fees. Ernst & Young did not render any services to the Company related to financial information systems design and implementation for the fiscal year ended December 31, 2003.

Audit and Non-Audit Fees

     Aggregate fees for professional services rendered for EDO by Ernst & Young LLP as of or for the fiscal years ended December 31, 2003 and 2002 are set forth below.

                                                                 2003         2002
                                                              ----------   ----------
Audit Fees..................................................  $  660,800   $  424,000
Audit-Related Fees..........................................     180,100      414,600
Tax Fees....................................................     153,000      147,000
All Other Fees..............................................     102,700       17,400
                                                              ----------   ----------
TOTAL.......................................................   1,096,600    1,003,000
                                                              ==========   ==========

     Audit Fees for the years ended December 31, 2003 and 2002 were for services rendered for the audits of the consolidated financial statements, included in the Company's Annual Reports on Form 10-K, quarterly reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and other SEC filings including consents, comfort letters, and other assistance required to complete the year end audit of the consolidated financial statements.

     Audit-Related Fees for the year ended December 31, 2003 were for consultations related to Sarbanes-Oxley 404 implementation. Audit-Related fees for the year ended December 31, 2002 were for assurance and related services associated with acquisition due diligence and employee benefit plan audits.

     Tax Fees for the years ended December 31, 2003 and 2002 were for services related to tax compliance and tax planning.

     All Other Fees for the year ended December 31, 2003 were primarily for services rendered to assist in an arbitration matter involving an acquisition and other assistance in 2003 and 2002.

     None of the services described above was approved by the Audit Committee under any of the exceptions to pre-approval under Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

     The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services and shall call a special meeting to pre-approve the engagement of the independent auditors for such services that were not addressed at a regularly scheduled meetings of the Audit Committee.

                         REPORT OF THE AUDIT COMMITTEE

     Management has primary responsibility for EDO's financial statements and the reporting process, including the Company's internal control system. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements to accounting principles generally accepted in the United States.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2003 with management and with Ernst & Young LLP, the Company's independent auditors for 2003. In addition, the Committee has held discussions with Ernst & Young covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Committee has also received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has held discussions with Ernst & Young regarding their independence.

     The Audit Committee discussed with Ernst & Young representatives the overall scope and plan for their respective audits, and met with them to discuss the results of their examination, their evaluation of the adequacy of the Company's internal controls and the overall quality of the Company's financial reporting. Separate private meetings without management present were also held with representatives of Ernst & Young at four meetings of the Committee in 2003.

     In reliance on the Audit Committee's reviews and discussions with management and the independent auditors as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

     This report is furnished by the members of the Audit Committee.

                                          Ronald L. Leach, Chair
                                          Robert Alvine
                                          George M. Ball
                                          Michael J. Hegarty

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     This table discloses compensation received by EDO's Chief Executive Officer and the four other most highly paid executive officers in the Company for 2003, 2002 and 2001.

                                                                            LONG-TERM
                                                                       COMPENSATION AWARDS
                                                                     -----------------------
                                               ANNUAL COMPENSATION   RESTRICTED   SECURITIES   ALL OTHER
                                               -------------------     STOCK      UNDERLYING    COMPEN-
NAME AND                                        SALARY     BONUS       AWARDS      OPTIONS      SATION
PRINCIPAL POSITION                      YEAR     ($)        ($)        ($)(1)        (#)        ($)(2)
------------------                      ----   --------   --------   ----------   ----------   ---------
James M. Smith........................  2003   598,270    443,800     369,750        -           21,699
  Chairman, President and               2002   472,028    398,500     135,100       15,000       16,873
  Chief Executive Officer               2001   460,747    384,500      48,000       15,000      433,714

Frederic B. Bassett...................  2003   265,543    182,000      61,625        5,000      318,750
  Vice President, Finance               2002      -          -          -            -            -
  and Treasurer                         2001      -          -          -            -            -

William J. Frost......................  2003   165,404     63,400      24,650        3,125        8,186
  Vice President,                       2002   145,655     62,700      27,020        3,125        6,177
  Administration and                    2001   140,852     39,100       9,600        3,125      105,621
  Secretary

Frank W. Otto.........................  2003   208,947    158,000      43,137        5,000          803
  Executive Vice President              2002   176,637     87,500      40,530        5,000        1,982
                                        2001   162,264     74,500      14,400        5,000        3,614

Lisa M. Palumbo.......................  2003   246,533    161,500      24,650        5,000        6,250
  Vice President and                    2002   208,276    110,300      28,060        5,000        7,432
  General Counsel                       2001      -          -          -            -            -

---------------

(1) Based on the closing price of EDO common shares on December 31, 2003, the aggregate number and value of all restricted stock units held by the named executive officers as of that date were as follows: 32,250 restricted shares at $794,962.50. The named executive officers have dividend rights with respect to the restricted shares owned by them.

(2) The amounts shown for fiscal 2003 include (a) company contributions to the EDO Employee Stock Ownership Plan (a qualified employee benefit available to all employees of the corporation): $17,749 for Mr. Smith, $6,250 for Mr. Bassett; $8,186 for Mr. Frost, $803 for Mr. Otto, and $6,250 for Ms Palumbo, and (b) imputed income of $3,949 on loan interest with respect to loans made to Mr. Smith (the loan was made to enable him to purchase shares of AIL Technology Inc. common stock in connection with Eaton Corporation's divesture of that business in 1997. EDO assumed the loans in the April 2000 merger of EDO and AIL). For Mr. Bassett, the amount includes a prior contract settlement payment of $312,500, negotiated as part of the acquisition of the assets of Condor.

Other Executive Compensation

     Employment Agreements. EDO is a party to an employment agreement with Mr. Smith, pursuant to which Mr. Smith serves as EDO's President and Chief Executive Officer for a term of three years, which commenced as of February 1, 2003. The agreement provides for a base salary of $600,000 per annum during the first year, $625,000 during the second year and $650,000 during the third year of the term of the agreement, and annual grants of restricted stock based on achievement of goals mutually agreed upon between Mr. Smith and the compensation committee. It is not anticipated that Mr. Smith will be awarded any stock options during the term of the agreement.

     In accordance with the terms of Mr. Smith's agreement, if Mr. Smith's employment is terminated by him for Good Reason, as defined in the agreement, or is terminated by the Company for any reason other than death, disability, cause, or mutual written agreement, during the three year term, EDO will pay to and/or provide for Mr. Smith the following severance payments and benefits, in lieu of any other payments or benefits due to him:

          (1) a lump sum cash payment equal to three times the sum of (i) Mr. Smith's annual base salary and (ii) the average of the annual bonuses paid to Mr. Smith for the three years preceding the termination of his employment (or, if higher, the amount of the annual bonus actually paid to Mr. Smith in the previous year),

          (2) continuation of employee welfare benefits for three years following termination of employment, and

          (3) continuation of participation service accrual under each employee retirement plan in which Mr. Smith was then participating for five years (or up to age 65 whichever is earlier) following termination of employment (or, in certain circumstances, a lump sum cash payment equal to the value of such additional service credit).

     In addition, Mr. Smith will be deemed to be vested in the 1996 or 2002 Long-term Incentive Plans. Mr. Smith's agreement also requires EDO to make a gross-up payment if any of the amounts that he receives are subject to the excise tax on excess parachute payments.

     Additionally, Mr. Smith has agreed to a restrictive covenant that becomes effective after the termination of his employment. The restrictive covenant provides that, for a period of two years following the termination of his employment, Mr. Smith will not provide services to a competing business (without EDO's consent) or attempt to solicit or otherwise interfere with the relationship between EDO and its customers or employees. If he terminates his employment due to his retirement at the end of the term of the agreement, Mr. Smith will be given the opportunity to provide consulting services to EDO for up to two years, and EDO will pay him $300,000 annually for such services.

     Executive Termination Agreements. The company has entered into termination agreements with all executive officers, including the named executive officers. These agreements provide for severance benefits in the event employment terminates within eighteen months following a change in control (as defined in the agreements) unless termination is on account of death, normal retirement or termination for cause. These agreements provide basic severance benefits which include an amount equal to one and one-half times the sum of: (i) the executive officer's annual base salary; plus (ii) either (a) 20% of the executive officer's base salary, or (b) the highest percentage of base salary paid as a bonus to the executive officer over the prior three years, whichever is greater. The agreements also provide for the acceleration of vesting for certain Long-Term Incentive Plan awards and payment of legal fees incurred by the executive officers to enforce their rights under the agreements and for additional compensation to take into account the effect of any excise tax on executive officers' net benefits under the agreements and EDO's other benefit plans.

Option Grants in Last Fiscal Year

     This table provides information on awards of options to purchase Common Shares made to the named EDO executives during 2003.

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                    STOCK PRICE
                                                                                 APPRECIATION FOR
                                          INDIVIDUAL GRANTS                         OPTION TERM
                          --------------------------------------------------   ---------------------
                          NUMBER OF    % OF TOTAL
                          SECURITIES    OPTIONS
                          UNDERLYING   GRANTED TO
                           OPTIONS     EMPLOYEES    EXERCISE OR
                           GRANTED     IN FISCAL    BASE PRICE    EXPIRATION      5%          10%
NAME                         (#)          YEAR       ($/SHARE)       DATE         ($)         ($)
----                      ----------   ----------   -----------   ----------   ---------   ---------
James M. Smith..........     -           -             -              -           -           -
Frederic B. Bassett.....     5,000       2.2%          21.05       01/01/13      66,185     167,745
William J. Frost........     3,125       1.4%          21.05       01/01/13      35,646      90,340
Frank W. Otto...........     5,000       2.2%          21.05       01/01/13      57,035     144,545
Lisa M. Palumbo.........     5,000       2.2%          21.05       01/01/13      57,035     144,545

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

     This table shows all stock option exercises in 2003 by the named EDO executives and the number and value of such executives' unexercised stock options at December 31, 2003.

                                                                         NUMBER OF
                                                                        SECURITIES        VALUE OF UNEXERCISED
                                                                        UNDERLYING            IN-THE-MONEY
                                                                    UNEXERCISED OPTIONS       OPTIONS HELD
                                  OPTIONS EXERCISED DURING 2003         AT 12/31/03         AT 12/31/03 (2)
                                 --------------------------------   -------------------   --------------------
                                 SHARES ACQUIRED   VALUE REALIZED      EXERCISABLE/           EXERCISABLE/
NAME                             ON EXERCISE(#)        (1)($)        UNEXERCISABLE(#)       UNEXERCISABLE($)
----                             ---------------   --------------   -------------------   --------------------
James M. Smith.................      -                 -               92,902/30,000       1,662,084/269,430
Frederic B. Bassett............      -                 -                     0/5,000                0/18,000
William J. Frost...............      -                 -                 4,500/9,375           72,113/76,475
Frank W. Otto..................      -                 -                    0/15,000               0/122,360
Lisa M. Palumbo................      -                 -                    0/10,000                0/32,550

---------------

(1) Before taxes.

(2) Based on the New York Stock Exchange consolidated trading closing price of a Common Share on December 31, 2003 of $24.65.

Defined Benefit Plan.

     The following table illustrates the estimated annual benefits payable from the EDO Corporation Defined Benefit Pension Plan, a tax-qualified retirement plan (the "Pension Plan"), at retirement at age 65 based on the assumptions set forth below. Calculation of benefits is uniform for all participants in the Pension Plan, including the named EDO executives who participate in the Pension Plan. The Defined Benefit Pension Plan covers approximately half of the employees of the Company and the cost of the Pension Plan is borne entirely by the Company. Additional accruals under the qualified plan were frozen for all participants as of December 31, 2002. In addition, the Company maintains a non-qualified excess benefit retirement plan in which all of the named executive officers, except Mr. Bassett and Ms. Palumbo, participated. Additional benefit accruals under this non-qualified plan were frozen for the participants, except for Mr. Smith and Mr. Frost, as of December 31, 2003. The cost of the excess plan is borne entirely by the Company.

Pension Plan Table

FINAL AVERAGE                          YEARS OF CREDITED SERVICE AT RETIREMENT
TOTAL ANNUAL    -------------------------------------------------------------------------------------
COMPENSATION       5          10         15         20         25         30         35         40
-------------   --------   --------   --------   --------   --------   --------   --------   --------
 $  200,000     $ 20,000   $ 40,000   $ 60,000   $ 80,000   $100,000   $120,000   $140,000   $160,000
 $  250,000     $ 25,000   $ 50,000   $ 75,000   $100,000   $125,000   $150,000   $175,000   $200,000
 $  300,000     $ 30,000   $ 60,000   $ 90,000   $120,000   $150,000   $180,000   $210,000   $240,000
 $  350,000     $ 35,000   $ 70,000   $105,000   $140,000   $175,000   $210,000   $245,000   $280,000
 $  400,000     $ 40,000   $ 80,000   $120,000   $160,000   $200,000   $240,000   $280,000   $320,000
 $  450,000     $ 45,000   $ 90,000   $135,000   $180,000   $225,000   $270,000   $315,000   $360,000
 $  500,000     $ 50,000   $100,000   $150,000   $200,000   $250,000   $300,000   $350,000   $400,000
 $  550,000     $ 55,000   $110,000   $165,000   $220,000   $275,000   $330,000   $385,000   $440,000
 $  800,000     $ 80,000   $160,000   $240,000   $320,000   $400,000   $480,000   $560,000   $640,000
 $1,000,000     $100,000   $200,000   $300,000   $400,000   $500,000   $600,000   $700,000   $800,000

     The pension table above shows the estimated annual benefits, based on single life annuity, payable to covered individuals upon retirement under qualified and non-qualified pension plans in specified compensation and years of service classifications. The benefits shown include: (i) the benefits under the participants' prior plans which were frozen; (ii) the benefits which accrue under the plan formula after January 1, 2003; (iii) the benefits that accrue under the cash balance portion of the new plans beginning January 1, 2004; and
(iv) the benefits that accrue under the supplemental executive retirement plan described below, whether frozen or not.

     Benefits payable under the non-contributory qualified employees pension plan are based on (i) the average of an employee's five highest consecutive years' compensation (annual salary, excluding bonus) out of the employee's final ten years of employment with EDO prior to retirement, and (ii) the number of years of credited service. As of January 1, 2003, Messrs. Smith, Frost, Otto had completed respectively 35, 33 and 20 years of credited service under the plan. (Mr. Bassett and Ms. Palumbo joined the Company after the Pension Plan was closed to new participants.) There will be no additional service credit accrued under this plan.

     Messrs. Smith, Frost and Otto are also covered by a supplemental executive retirement benefit plan, adopted July 1, 2001, which merged the two supplemental plans previously in existence at AIL and at EDO. Under this plan, participants receive an amount which results in a total pension benefit payable equal to 2% of their final average compensation, that is, the average five highest consecutive years of total compensation multiplied by years of service. The benefit is offset by any amounts generated by the EDO defined benefit pension plan. Portions of this benefit are and will be paid as part of the qualified plan as well as funding by insurance policies of which EDO is the owner and beneficiary. Mr. Otto's benefit accrual under this plan was frozen as of December 31, 2003. Mr. Bassett and Ms. Palumbo did not participate in the supplemental executive retirement benefit plan.

Non-qualified Deferred Compensation Plan

     Effective January 1, 2004, the company approved (adopted) a voluntary non-qualified deferred compensation plan. The Plan is intended to be an unfunded voluntary, deferred compensation plan maintained for a group of management and highly compensated employees, including the named executives.

     A Participant may elect to defer up to 100% of his or her incentive compensation and/or incentive commissions to the plan. In addition to the voluntary employee contributions, the company, from time to time, may credit Participants' accounts with special amounts designated as "Discretionary Employer Contributions". These contributions will be for performance or retention purposes, as approved by the Compensation Committee. The plan will also allow for "non-discretionary employer contributions" which will be contributions supplemental to the 401(k) employer contributions. This amount is equal to the amount of contributions (excluding deferral contributions as defined in section 402(e)(3) of the Code) the company would have made to the tax-qualified 401(k) plan, sponsored by the company, if there were no limitations on annual compensation (section 401(a)(17) of the Code), annual additions (section 415 of the Code) or non-discrimination (sections 401(k) and 401(m) of the Code), less such amounts actually contributed by the company to the tax-qualified 401(k) plan on the participants behalf.

     In addition, Mr. Bassett, Mr. Otto, Ms. Palumbo and certain other executive officers (excluding Mr. Smith and Mr. Frost) will receive Employer Performance Contributions. This amount is equal to a percentage, determined annually by the Board of Directors, in an amount not to be less than 2% nor greater than 8% of the Participant's annual compensation. The percentage will be determined by the performance of the company for the preceding year. For this purpose, annual compensation means a Participant's total annual current cash remuneration.

     No contributions have been made to this plan for 2003.

Directors' Compensation

     The Compensation Committee determines directors' compensation. Each non-employee director receives an annual retainer of $45,000. An additional $5,000 per year is paid to Audit Committee members, and an additional $5,000 to the Chairman of any committee. There are no additional per meeting fees. Mr. Smith, as an employee of EDO, is not compensated for service on the Board or its Committees.

     Pursuant to the EDO Corporation Compensation Plan for Directors, a minimum of one-quarter of a director's retainer is paid in EDO common shares valued at the end of each quarter. Directors may defer all of their remaining cash compensation either in the form of an interest-bearing cash account, or in the form of stock units that are valued at the close of the quarter, credited with dividends declared during the deferral period and paid out in Common Shares or cash at the end of the deferral period at the then fair market value of common shares.

     In 2002, EDO shareholders approved the adoption of the EDO Corporation 2002 Non-Employee Director Stock Option Plan. On the effective date of the plan, May 7, 2002, each non-employee director received a special one-time grant of an option to purchase 10,000 common shares. The plan provides that each non-employee director newly elected to the board any time after the effective date will also receive a special one-time grant. Every year subsequent to the year in which a non-employee director received the one-time special grant, he or she will receive an annual grant of an option to purchase 5,000 common shares. Each option to purchase Common Shares under this plan is immediately exercisable at an exercise price equal to the fair value of the Common Shares on the date the option is granted.

     Newly-elected directors are required to own, or acquire within one year of election by the shareholders, at least 1,000 common shares. No director received any additional compensation from EDO in 2003.

Equity Compensation Plan Information

                                                                                               (C)
                                                                                       NUMBER OF SECURITIES
                                                    (A)                                REMAINING AVAILABLE
                                                 NUMBER OF                (B)          FOR FUTURE ISSUANCE
                                              SECURITIES TO BE     WEIGHTED-AVERAGE        UNDER EQUITY
                                            ISSUED UPON EXERCISE   EXERCISE PRICE OF    COMPENSATION PLANS
                                               OF OUTSTANDING         OUTSTANDING           (EXCLUDING
                                             OPTIONS, WARRANTS     OPTIONS, WARRANTS   SECURITIES REFLECTED
PLAN CATEGORY                                    AND RIGHTS           AND RIGHTS          IN COLUMN (A))
-------------                               --------------------   -----------------   --------------------
EQUITY COMPENSATION PLANS APPROVED BY
  SECURITY HOLDERS........................       1,206,096              14.654               499,361
EQUITY COMPENSATION PLANS NOT APPROVED BY
  SECURITY HOLDERS........................          16,019              11.211                     0
                                                 ---------                                   -------
TOTAL.....................................       1,222,115                                   499,361

     The Company has one equity compensation plan that has not been approved by shareholders -- the EDO Corporation Compensation Plan for Directors. Under this plan, each non-employee director is required to take one-quarter of his annual retainer in the form of EDO Common Shares, and may elect to receive any or all of the remainder of any cash compensation due such director in the form of EDO Common Shares. The plan also provides the non-employee directors with the opportunity to defer receipt of their cash compensation in the form of cash or stock. Deferrals in the form of stock are converted to stock units based on the closing reported sales price of EDO Common Shares on the day that monies would have been otherwise paid. There is no established reserve of shares for issuance under the plan and, therefore, no shares are reflected in column (c) in the table above. Aggregate shares issued under the plan totaled 5,645, 4,627 and 7,866 and aggregate deferred stock units totaled 1,950, 1,495 and 1,462 for fiscal 2003, 2002 and 2001, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE

     The compensation committee of the Board of Directors is composed entirely of independent, outside directors and functions under a charter approved by the Board of Directors. One of the committee's functions is to determine the compensation of executive officers. There are three components to EDO's Executive Compensation package: short-term compensation; intermediate-term compensation; and long-term compensation.

Short-term Compensation

     Base salary is primarily set in accordance with comparable base salaries paid by peer group companies and national studies as verified by an outside agency. This study is done no less than bi-annually, and is also position specific in the event an officer position is to be filled, or sooner than bi-annually if the labor market or other factors indicates review of the compensation structure is warranted.

     Annual incentive compensation awards for executive officers are primarily a function of the company's operational results for the year in accordance with an established plan as approved by the Board. Specific target performance criteria are set in accordance with the strategic and operating objectives of the company and of business units for the upcoming year. In 2003, the criteria were corporate and business unit earnings, return on capital employed, cash management, awards and revenue growth. There was also qualitative assessment of individual performance, which influenced the size of the individual incentive awards.

     Officers' compensation also includes, in addition to participation in company-wide plans generally available to all employees, certain benefits comparable to those of other businesses in its industry, such as a supplemental pension and other items as reported collectively in the summary compensation table.

Intermediate-Term Compensation

     Under EDO's 2002 Long-Term Incentive Plan and prior similar shareholder approved plans, subjective awards of performance units and stock can be made, including contingent awards of performance shares and restricted common shares. Restricted common shares are generally awarded at the beginning of a performance period and convey to the executive officer receiving the award all the rights of share ownership, including voting rights and dividends as may be paid to holders of common shares.

     In 2003, the compensation committee granted 12,250 restricted common shares to 9 executive officers, which shares vest only if the executive officer remains with the company for the duration of the performance period. They may vest sooner if certain stock performance criteria are met. In 2004, the compensation committee granted 15,000 restricted common shares to the CEO as a result of performance criteria attained in 2003.

Long-Term Compensation

     In accordance with EDO's 2002 Long-Term Incentive Plan, options to purchase common shares are ordinarily awarded to executive officers at market price and become exercisable three years after grant and expire ten years from the date of grant. In 2003, 34,500 stock options were awarded to 9 executive officers under EDO's 2002 Long-Term Incentive Plan.

CEO Compensation

     The Chief Executive Officer's compensation was determined by the peer group analysis and performance measurements described above with respect to all executive officers.

$1 Million Deduction Limit

     With respect to the one million-dollar cap on deductibility under Section 162 of the Internal Revenue Code, we do not presently believe that the compensation of EDO's executive officers will regularly approach such level. As a result, we have not established a policy with respect to Section 162. In addition, the compensation committee emphasizes executive compensation components based on performance, which further serves to reduce the likelihood of reaching the Section 162 cap.

     This report is furnished by the members of the Compensation Committee.

                                          Robert E. Allen, Chair
                                          Robert M. Hanisee
                                          James Roth

                         SHAREHOLDER PERFORMANCE GRAPH

     This table compares the performance from 1998-2003 of Common Shares (assuming reinvestment of dividends) with a broad-based market index (Standard & Poor's 500), and an industry-specific index, Value Line Aerospace/Defense Group, as provided to EDO by Value Line.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                     EDO CORPORATION, STANDARD & POOR'S 500
                     AND VALUE LINE AEROSPACE/DEFENSE INDEX
                     (PERFORMANCE RESULTS THROUGH 12/31/03)
[COMPARISON GRAPH]

                                                     EDO CORPORATION          STANDARD & POORS 500          AEROSPACE/DEFENSE
                                                     ---------------          --------------------          -----------------
1998                                                     100.00                      100.00                      100.00
1999                                                      71.49                      120.28                      130.15
2000                                                      88.89                      108.08                      134.88
2001                                                     325.61                       93.99                      150.72
2002                                                     257.08                       72.02                      136.40
2003                                                     307.03                       91.02                      166.76

                        1998      1999      2000      2001      2002      2003
EDO Corporation        $100.00   $71.49    $88.89    $325.61   $257.08   $307.03
Standard & Poor's
  500                  100.00    120.28    108.08     93.99     72.02      91.02
Aerospace/Defense      100.00    130.15    134.88    150.72    136.40     166.76

---------------

* Assumes $100 invested at the close of trading 12/98 in EDO Corporation common stock, Standard & Poor's 500, and Aerospace/Defense. Cumulative total return assumes reinvestment of dividends.

Source: Value Line, Inc.

Factual material is obtained from sources believed to be reliable, but the publisher is not responsible for any errors or omissions contained herein.

                                SHARE OWNERSHIP

Principal Holders of Common Shares

     This table shows, as of December 31, 2003, the holdings of persons known to us to beneficially own more than five percent of the outstanding Common Shares.

                                                              AMOUNT AND NATURE
                                                                OF BENEFICIAL        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                              OWNERSHIP           CLASS(A)
------------------------------------                          -----------------      ----------
Adage Capital Partners, L.P.,
  Adage Capital Partners GP, L.L.C.,
  Adage Capital Advisors, L.L.C,
  Phillip Gross and Robert Atchinson........................        984,700(b)          5.00
  200 Clarendon Street, 52nd Floor
  Boston, MA 02116

David L. Babson & Company, Inc..............................      1,069,000(c)          5.42
  One Memorial Drive
  Cambridge, MA 02142-1300

EDO Employee Stock Ownership Plan...........................      4,232,161(d)         21.40
  c/o GreatBanc Trust Company
  1301 W. 22nd Street
  Suite 800
  Oak Brook, IL 60523

Pioneer Global Asset Management S.p.A.......................      2,067,757(e)          9.48
  Galleria San Carlo 6
  20122 Milan
  Italy

Wellington Management Company, LLP..........................      1,041,000(f)          5.27
  75 State Street
  Boston, MA 02109

---------------

(a) Based on 19,831,708 Common Shares Outstanding at December 31, 2003.

(b) Holdings as of December 31, 2003 as reported to the Securities and Exchange Commission ("SEC") on Schedule 13G/A on February 9, 2004.

(c) Holdings as of December 31, 2003 as reported to the SEC on Schedule 13G on February 11, 2004.

(d) Holdings as of December 31, 2003 as reported to the SEC on Schedule 13G/A on February 17, 2004.

(e) Holdings as of December 31, 2003 as reported to the SEC on Schedule 13G on February 10, 2004.

(f) Holdings as of December 31, 2003 as reported to the SEC on Schedule 13G on February 12, 2004.

     This table gives information concerning Common Shares beneficially owned as of March 5, 2004 by each of the Company's directors, each of the named EDO executive officers and all directors and executive officers as a group. All Common Shares listed below are owned directly by the individual concerned unless otherwise indicated:

                                                               BENEFICIAL OWNERSHIP
                                                              ----------------------
                                                              NUMBER OF   PERCENT OF
NAME OF BENEFICIAL OWNER                                       SHARES       CLASS
------------------------                                      ---------   ----------
Robert E. Allen.............................................
Robert Alvine...............................................
George M. Ball..............................................
Frederic B. Bassett.........................................
Dennis C. Blair.............................................
William J. Frost............................................
Robert M. Hanisee...........................................
Michael J. Hegarty..........................................
Leslie F. Kenne.............................................
Ronald L. Leach.............................................
Frank W. Otto...............................................
Lisa M. Palumbo.............................................
James Roth..................................................
James M. Smith..............................................
All Directors and Executive Officers as a group.............

* Less than 1%

     The shares owned by directors and officers include shares owned by the spouses and minor children, held with shared voting power, held in the employee stock ownership plan ("ESOP") at March 5, 2004, and shares the individuals have the right to acquire within 60 days following March 5, 2004 upon exercise of options, as follows:

                                              SHARES OWNED BY                   SHARES ISSUABLE
                                             FAMILY MEMBERS /     SHARES HELD    UPON EXERCISE
NAME                                        SHARED VOTING POWER     IN ESOP       OF OPTIONS
----                                        -------------------   -----------   ---------------
Robert E. Allen...........................
Robert Alvine.............................
George M. Ball............................
Frederic B. Bassett.......................
Dennis C. Blair...........................
William J. Frost..........................
Robert M. Hanisee.........................
Michael J. Hegarty........................
Leslie F. Kenne...........................
Ronald L. Leach...........................
Frank W. Otto.............................
Lisa M. Palumbo...........................
James Roth................................
James M. Smith............................
All Directors and Executive Officers as a
  group...................................

     Mr. Smith disclaims beneficial ownership with respect to the shares held by family members.

      PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
           TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS

                                (PROPOSAL NO. 2)

     Article FIFTH of the Company's Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes, as nearly equal in number as possible, with each class having a three-year term. In order to promote greater accountability of the directors to the shareholders, the Board of Directors of the Company has unanimously approved, and is recommending that the shareholders vote in favor of, an amendment to the Restated Certificate to eliminate the classification of the Company's Board of Directors and to cause each director to stand for election annually. The text of the proposed Amendment, marked to show changes from the current Restated Certificate, is set forth in Appendix A to the proxy statement.

     Article FIFTH of the Restated Certificate also includes a provision that the vote of the holders of 80% of the outstanding shares of the Corporation shall be required to amend, alter, change or repeal the classification of the Company's Board of Directors or to remove any director without cause. This supermajority voting requirement was designed to protect the classified Board structure.

     The Board believes that annual elections of directors will give the stockholders of the Company a greater opportunity to evaluate the performance of the Company's directors by allowing them to vote on each director annually rather than only once every three years. The Board also noted that, because classified board structures do not permit annual stockholder elections of directors, these structures have recently been subject to criticism from a corporate governance perspective.

     If the shareholders approve this proposal to declassify the Company's Board of Directors, the terms of all of the Company's directors, including the directors elected at the 2004 Annual Meeting of Shareholders, would be reduced to one year. As a result, the terms of all directors would end at the 2005 Annual Meeting of Shareholders, and all directors would thereafter be elected for one-year terms at each Annual Meeting of Shareholders. In addition, because the supermajority voting requirement would no longer be necessary to protect the classified Board structure, the proposal would delete such supermajority voting requirement. Finally, the proposal would provide that any or all directors could be removed by the Company's shareholders for cause with the approval of a majority of the voting power of all of the then outstanding shares.

     The Amendment would become effective upon filing of an appropriate certificate with the Secretary of State of the State of New York following shareholder approval. The Board has already approved an amendment to the Company's Restated By-Laws, which is effective only upon shareholder approval of the proposed Amendment. This amendment amends the provisions of the Company's By-Laws, providing for classification of the Board, to conform with the Restated Certificate as it would be amended by the Amendment.

Vote Required

     The vote of 80% of EDO's outstanding shares are needed to approve this amendment to the certificate of Incorporation. If the required vote is not obtained, then the classified board and the supermajority required to change the classified board and remove directors for cause would remain in place and all directors and nominees will serve for the terms noted on pages 4-6 of this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THE AMENDMENT.

                        APPROVAL OF THE EDO CORPORATION
                2004 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

                                (PROPOSAL NO. 3)

     You are being asked to approve the EDO Corporation 2004 Non-employee Director Stock Ownership Plan ("2004 NEDSOP"), which has been adopted by the board of directors, subject to shareholder approval. The purpose of the 2004 NEDSOP is to increase director share ownership to further align the director interests with those of the shareholders, by providing part of their compensation package in equity of the company. The prior 2002 Non-employee Director Stock Option Plan covered 250,000 common shares and provided equity only in the form of stock option grants. The 2004 NEDSOP would provide for the same initial and annual grants in stock options; however, it would provide the Compensation Committee and the Board with the ability to substitute an appropriate number of restricted shares or restricted share units rather than options for these annual grants, if those vehicles were to become more competitive compensation vehicles for the Company to use.

     The following summary of the 2004 NEDSOP is qualified in its entirety by reference to the complete text of the plan, which is attached to this Proxy Statement as Appendix B.

     The 2004 NEDSOP covers an aggregate of 250,000 common shares allocable as non-qualified stock options, restricted shares or restricted share units. The 2004 NEDSOP provides for an initial grant of a non-qualified stock option to purchase 10,000 common shares to each new director who is not an employee of the company, when first elected to the board, to be issued upon the date of his or her election. The exercise price of these options will be the fair market value of the common shares on the date the director is elected to the Board.

     The 2004 NEDSOP provides for an automatic grant of 5,000 common shares at an exercise price equal to the fair market value of the common shares on the date the options are issued. This annual grant is to be made on the first business day in January of each year after the year in which the director is first elected to the board. All of the options issued under the 2004 NEDSOP are exercisable immediately upon grant and remain exercisable until the earlier to occur of (i) the tenth anniversary date of the grant, or (ii) the date the director ceases to be a member of the Board, unless his or her service is terminated due to death, disability or upon retirement with the consent of the compensation committee, in which case the options terminate three years after the director ceases to be a member of the Board (but no later than the tenth anniversary of the grant date).

     If restricted shares are used as an Initial Grant or an Annual Grant, Common Shares would be issued, which would become vested and non-forfeitable at the end of the Restriction Period, as determined by the Committee.

     The use of "restricted share units" are the right to receive a Common Share (or a cash payment equal to the Fair Market Value of a Common Share at the committee's discretion) at a future date, as determined by the Committee.

     The 2004 NEDSOP will be administered by the compensation committee.

                               NEW PLAN BENEFITS

        EDO CORPORATION 2004 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

                                                                         NUMBER OF     NUMBER OF
                                                                           UNITS         UNITS
                                                              DOLLAR      ANNUAL     INITIAL GRANT
NAME AND POSITION                                           VALUE ($)     GRANTS         ONLY
-----------------                                           ----------   ---------   -------------
James M. Smith, Chairman, President and Chief Executive
  Officer.................................................     -            -             -
Frederic B. Bassett, Vice President-Finance Chief
  Financial Officer and Treasurer.........................     -            -             -
William J. Frost, Vice President-Administration,
  Shareholder Relations and Secretary.....................     -            -             -
Frank W. Otto, Executive Vice President and Chief
  Operating Officer.......................................     -            -             -
Lisa M. Palumbo, Vice President and General Counsel.......     -            -             -
Executive Group...........................................     -            -             -
Non-Executive Director Group..............................    (1)(2)      45,000     10,000
                                                                          options    options per
                                                                                     new director
Non-Executive Officer Employee Group......................     -            -             -

---------------

(1) Options on 5,000 of the Company's common shares are granted annually to each non-employee director with an exercise price equal to the market value of the common shares on the grant date. There are nine non-employee directors.

(2) The plan allows the Compensation Committee to recommend, and the Board can approve, in its discretion, without further shareholder approval, the substitution of the grant of units as either Restricted Stock or Restricted Stock units rather than stock options for the annual grants. As no such grant was available under the 2002 NEDSO Plan, the benefits or amounts that would have been received by, or allocated to, the non-employee director group for the fiscal year ended December 31, 2003, are not determinable.

THE EDO BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE EDO CORPORATION 2004 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN.

Indebtedness of Management

     Mr. James M. Smith was indebted to EDO pursuant to a loan made to enable him to purchase shares of AIL Technology Inc. common stock in connection with Eaton Corporation's divesture of that business in 1997. This loan, which bears an annual interest rate of 1.52%, was assumed by EDO in the April 2000 merger of EDO and AIL. The largest aggregate amount outstanding since January 1, 2003 was $319,803. The amount outstanding at March 5, 2004 was $199,803.

Certain Relationships and Related Transactions

     A son of Mr. James M. Smith is employed by the Company and received total cash compensation of $66,040 in fiscal 2003, plus standard benefits available to all employees. His compensation level was commensurate with other employees having similar positions and responsibilities.

Section 16(a) Beneficial Ownership Reporting Compliance

     Pursuant to Section 16(a) of the Securities Exchange Act of 1934, EDO's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Shares are required to file reports with the Securities and Exchange Commission and the New York Stock Exchange concerning their ownership of and transactions in EDO Common Shares and are also required to provide EDO with copies of such reports. Based solely on such reports and related information furnished to EDO, EDO believes that in fiscal 2003 all such filing requirements were complied with in a timely manner by all directors and executive officers.

                                 MISCELLANEOUS

Costs of Proxy Solicitation

     We will pay the expenses of soliciting proxies for the 2004 Annual Meeting, including the costs of preparing, printing and mailing this Proxy Statement, and payments to brokerage firms, banks and others for forwarding solicitation materials to indirect owners of Common Shares. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of EDO without additional compensation, as well as by employees of American Stock Transfer & Trust Company, the Company's vote tabulator. If utilized, payment to American Stock Transfer & Trust Company for such services will be based on actual expenses incurred, including time spent. EDO has also retained Georgeson Shareholder Communications Inc. to assist in such solicitations, at an estimated cost of $12,500 plus out-of-pocket expenses.

Annual Reports

     If you were a shareholder of record on March 5, 2004, you should have received a copy of EDO's 2003 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If you have not received the Annual Report to Shareholders, please write to the Corporate Secretary at the address below and a copy will be sent to you. In addition, a copy of EDO's annual report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2003 is available to each record and beneficial owner of Common Shares without charge upon written request to the Corporate Secretary.

     As permitted by Section 726 of the Business Corporation Law of New York, EDO has in force directors' and officers' liability insurance and corporate reimbursement insurance, written by Great American Insurance Group for the 2004-year period which commenced on January 1, 2004 at a total cost of $259,400. The policy insures EDO against losses from claims against its directors and officers when they are entitled to indemnification by EDO, and insures EDO's directors and officers against certain losses from claims against them in their official capacities. All duly elected directors and officers of EDO are covered by this insurance.

     Requests for copies of the Annual Report to Shareholders or the Annual Report on Form 10-K should be sent to: Corporate Secretary, EDO Corporation, 60 East 42nd Street, 42nd Floor, New York, NY 10165.

                                          By order of the Board of Directors,

                                          /s/ WILLIAM J. FROST
                                          WILLIAM J. FROST
                                          Corporate Secretary

Dated: March 19, 2004

                                                                      APPENDIX A

                                   AMENDMENT*
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                EDO CORPORATION

               UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

     The second and third sentences of Article FIFTH of the Restated Certificate of Incorporation shall be deleted in their entirety and replaced by the following:

     The Board of Directors shall be divided into three classes. The vote of the holders of 80% of the outstanding shares of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal this Article FIVE or to remove any director without cause. The directors elected at the annual meeting of shareholders held in 2004 shall, along with the directors elected at the annual meetings of shareholders held in 2002 and 2003, serve until the annual meeting of shareholders to be held in 2005 and until their successors shall be elected and qualified, or until their earlier death, resignation or removal. Beginning with the annual meeting of shareholders to be held in 2005, at each annual meeting of shareholders the directors elected at such meeting shall serve until the next annual meeting of shareholders and until their successors shall be elected and qualified, or until their earlier death, resignation or removal. Any one or more or all of the directors may be removed for cause at any time by the vote of the shareholders holding a majority of the shares of the corporation, at any special or regular meeting and thereupon the terms of each director or directors who shall have been removed shall forthwith terminate and there shall be a vacancy or vacancies in the Board of Directors to be filled as provided in the By-laws of the Company.


---------------

* Marked to show changes from the current Restated Certificate of Incorporation. The following two sentences shall be deleted: "The Board of Directors shall be divided into three classes. The vote of the holders of 80% of the outstanding shares of the corporation entitled to vote thereon shall be required to amend, alter, change or repeal this ARTICLE FIVE or to remove any director without cause."

                                                                      APPENDIX B

                                EDO CORPORATION

                2004 NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP PLAN

1.  PURPOSE

     The Purpose of the EDO Corporation 2004 Non-Employee Director Stock Ownership Plan is to increase director share ownership to further align director interests with those of the Company's shareholders.

2.  DEFINITIONS

     "Annual Grant" shall mean the Award made to an Eligible Director as provided in Section 5(b), with the type and amount of Award determined by the Committee, subject to the approval by the Board, prior to the grant date.

     "Award" shall mean the grant to an Eligible Director of Stock Options, Restricted Shares or Restricted Share Units under Section 5 of the Plan.

     "Award Agreement" shall mean the written agreement reflecting the terms and conditions applicable to an Award, in the form approved by the Committee.

     "Board" shall mean the Board of Directors of the Company.

     "Cause" shall mean (i) the willful failure by an Eligible Director to perform Board or committee duties in any material respect (other than due to physical or mental illness), (ii) the Eligible Director engaging in serious misconduct that is injurious to the Company, including without limitation a willful material violation of the Company's Code of Conduct or breach of the director's fiduciary duty, or (iii) the Eligible Director having been convicted of, or entered a plea of nolo contender with respect to, a crime that constitutes a felony, in each case, as determined by the Committee.

     "Change in Control" shall mean the occurrence of any of the following events:

          (i) A majority of the members of the Board at any time cease for any reason other than due to death, Retirement or disability to be persons who were members of the Board twenty-four months prior to such time (the "Incumbent Directors"); provided that any director whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

          (ii) Any "person" including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any employee benefit plan of the Company, any employee of the Company or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

          (iii) The shareholders of the Company shall approve a definitive agreement for the merger or other business combination of the Company with or into another corporation immediately following which merger or combination (A) the stock of the surviving entity is not readily tradable on an established securities market, (B) a majority of the directors of the surviving entity are persons who (1) were not directors of the Company immediately prior to the merger and (2) are not nominees or representatives of the Company, or (C) any "person" including a "group" (as such terms are used in Section 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, any employee benefit plan of the Company, any employee of the Company or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) of the Exchange
     Act),
     directly or indirectly of 30% or more of the securities of the surviving entity or (y) for the direct or indirect sale or other disposition of all or substantially all of the assets of the Company, unless the transaction described in this clause (iii) is terminated or otherwise fails to be consummated; or

          (iv) any other event or transaction that is declared by resolutions of the Board to constitute a Change in Control for purposes of the Plan.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event (a) the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or in the case of (ii) above, upon a vote of a majority of the Incumbent Directors.

     "Change in Control Price" shall mean the highest price per share paid or offered in any bona fide transaction related to a Change in Control, as determined by the Committee.

     "Committee" shall mean the Compensation Committee of the Board, or such other committee as may be designed by the Board to administer the Plan comprised of not less than three directors each of whom is a Qualifying Director.

     "Common Share" shall mean a common share, par value $1.00 per share, of the Company.

     "Company" shall mean EDO Corporation, including any Subsidiary, and any successor thereto.

     "Disability" shall occur if the Committee determines, based on medical evidence, that the Eligible Director is disabled, mentally or physically, and, as a result of such disability, is unable to perform his or her duties as a director of the Company.

     "Eligible Director" shall mean a person who is serving as a member of the Board and who is not an employee of the Company.

     "Exchange" shall mean the principal stock exchange or market on which the Company's Common Shares are listed or traded, which, as of the date of the adoption of the Plan, is the New York Stock Exchange.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, as they may be in force from time to time.

     "Fair Market Value" shall mean, on any date, the closing sales price of a Common Share, as reported for such day on the Exchange.

     "Initial Grant" shall mean a one-time Award to a newly elected Eligible Director, as provided in Section 5(a).

     "Plan" shall mean this EDO Corporation 2004 Non-Employee Director Stock Ownership Plan, as it may be amended from time to time.

     "Qualifying Director" means a director who is both a "non-employee, director," as defined in Rule 16(b)-3 of the Exchange Act, and an independent director as defined in the rules of the Exchange.

     "Restriction Period" shall mean the period during which a grant of Restricted Shares or Restricted Share Units is subject to forfeiture as provided in Sections 7 and Section 8, respectively.

     "Restricted Share" shall mean a Common Share granted as an Initial Grant or an Annual Grant which becomes vested and non-forfeitable in the case of an Annual Award at the end of the Restriction Period, as provided in Section 7 or
Section 8, as applicable.

     "Restricted Share Unit" shall mean the right to receive a Common Share (or a cash payment equal to the Fair Market Value of a Common Share) at a future date, as determined by the Committee and set forth in the applicable Award Agreement, pursuant to the provisions of Section 8 of the Plan.

     "Retirement" shall mean an Eligible Director's retirement from service from the Board, other than (i) for Cause or (ii) as a result of the failure of the Board of Directors or nominating committee to include an Eligible Director as one of the Board's nominees for director or the refusal of the Eligible Director to stand for re-election, in either case as a result of conduct described under the definition of Cause.

     "Stock Option" shall mean an option to acquire Common Shares pursuant to
Section 6 of the Plan.

     "Subsidiary" shall mean any corporation or other entity, regardless of form, of which the Company owns directly or indirectly either fifty percent (50%) or more of the total combined voting power of such entity or fifty percent (50%) of the value of the combined equity interests in such entity.

3.  ADMINISTRATION

     (a) The Plan shall be administered by the Committee. The Committee shall have the responsibility for construing and interpreting the Plan and for establishing and amending such rules and regulations as it deems necessary or desirable for the proper administration of the Plan. Any decision or action taken or to be taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall be within the absolute discretion of the Committee to the maximum extent permitted by applicable law and shall be conclusive and binding upon the Company and upon all directors participating in the Plan and their successors in interest. Prior to the time of grant, the Committee shall determine whether any Initial Grant, Annual Grant or Periodic Grant shall be in the form of a Stock Option, Restricted Shares or Restricted Share Units and the terms and conditions applicable thereto and to be reflected in an Award Agreement; provided that, absent a timely determination by the Committee, the Initial Grant and Annual Grant shall be in the form of a Stock Option; and provided further, that, the same determination shall be made with respect to all Eligible Directors receiving Initial Grants or Annual Grants on the same date.

     (b) Awards shall only be made to an Eligible Director in respect of service as a director. The Committee may in its discretion at any time impose a holding period before Common Shares received in connection with any Award can be sold. The prospective recipient of an Award shall not have any rights with respect to such Award unless and until such recipient has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Awards may be granted alone, in addition to or in tandem with other Awards under the Plan and/or cash award made outside the Plan.

4.  MAXIMUM AMOUNT OF SHARES AVAILABLE FOR AWARDS

     (a) Shares Available for Issuance

          The maximum number of Common Shares in respect of which Awards may be made under the Plan shall be 250,000 Common Shares. Common Shares may be made available from the authorized but unissued shares of the Company or from shares held in the Company's treasury and not reserved for some other purpose. Common Shares subject to any Award, which are cancelled or forfeited for any reason, shall again be available for award under this Plan. If any Award may be paid in Common Shares or in cash, and such Award is settled in cash, the Common Shares with respect to which the cash was paid shall, for purposes of determining the number of Common Shares available under the Plan, be available for Awards under the Plan.

     (b) Adjustment for Corporate Transactions

          (i) In the event that the Committee shall determine that any extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares, or other similar event affects the Common Shares such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan, then the Committee may, in such manner as the Committee deems equitable, (A) adjust any or all of (i) the number and kind of Common Shares subject to outstanding Stock Options and Restricted Stock Units, and (ii) the exercise price with respect to any outstanding Stock Options, or (B) with respect to a person who has an outstanding Stock Option, make provisions for a cash payment of any extraordinary cash dividend or an alternative means (in whole or in part) of affecting an adjustment deemed appropriate by the Committee to preserve, or to prevent enlargement of, the benefits or potential benefits made available under this Plan with respect to such Stock Option. However, in connection with any adjustment made hereunder, the number of shares subject to any Stock Option shall always be rounded to the nearest whole number.

     (c) Adjustment for Stock Dividends

          Subsequent to the making of any Award, if the Company shall (i) pay a dividend or make a distribution on its Common Shares in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares, or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares or otherwise effect a reverse split, then
     (x) the exercise price of any Stock Option in effect on the record date for such dividend or distribution or the effective date of such subdivision, and (y) the number of Common Shares issuable upon exercise of any such Stock Option or pursuant to Restricted Stock Unit, shall be proportionately adjusted to reflect such transaction. Whenever an adjustment is made in the exercise price pursuant to the preceding sentence, the number of Common Shares purchasable upon exercise of a Stock Option shall simultaneously be adjusted by multiplying the number of Common Shares issuable upon such exercise in effect on the date thereof by the exercise price in effect on the date thereof and dividing the product so obtained by the adjusted exercise price. In no event shall the exercise price per share be less than the par value per share, and, if any adjustment made pursuant to this subsection (b) shall result in an exercise price of less than the par value per share, then, in such event, the exercise price per share shall be the par value per share. Such adjustment shall be made successively whenever any event listed in this Section 4 shall occur. Except as provided above, a Stock Option shall not be repriced without approval of a majority of the Company's shareholders.

5.  INITIAL GRANTS AND ANNUAL GRANTS

     (a) Initial Grant

          An Initial Grant shall be made to each Eligible Director who is first elected to the Board after the Effective Date of the Plan on the date of such first election (but not upon any subsequent elections of such Eligible Director). If the Initial Grant is in the form a Stock Option, the exercise price per share shall be the Fair Market Value on the date of the grant.

     (b) Annual Grant

          An Annual Grant shall be made to each Eligible Director serving on the Board during the term of the Plan on the first business day of January of each year following the year in which such Eligible Director received an Initial Grant. If the Annual Grant is in the form a Stock Option, the exercise price per share shall be the Fair Market Value on the date of grant.

     (c) Vesting of Awards

          Subject to the timely execution of the applicable Award Agreement,

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             (i) each Stock Option granted pursuant to Section 5(a) and 5(b)
        shall be exercisable immediately in full upon grant and shall remain exercisable until the earlier to occur (i) the tenth anniversary date of grant or (ii) a time provided in Section 6(b) after the date the Eligible Director ceases to be a member of the Board;

             (ii) any Restricted Shares granted pursuant to Section 5(a) shall immediately vest and be non-forfeitable; provided, however, that no such Restricted Shares shall be sold during the six months following the date of grant;

             (iii) any Restricted Share Units granted pursuant to Section 5(a) shall immediately vest and shall become payable at the times specified in the related Award Agreement without regard to the Eligible Director's termination of service as a director; and

             (iv) any Restricted Shares or Restricted Share Units granted pursuant to Sections 5(b) shall vest at the end of the applicable Restriction Period.

6.  STOCK OPTIONS

     (a) Administration

          The Committee may impose such conditions with respect to any Award, including the exercise of Stock Options, as it shall deem appropriate, including, without limitation, conditions relating to the application of federal or state securities laws. No shares shall be delivered pursuant to any exercise of a Stock Option unless arrangements satisfactory to the Committee have been made to assure full payment of the option price therefore and taxes, if any, as provided in Section 10(a), below. In the discretion of the Committee, payment of the option price may be made in cash or its equivalent or by exchanging Common Shares owned by the optionee that are not the subject of any pledge or other security interest, or by a combination of the foregoing. In any such case, the combined value of all cash and cash equivalents and the Fair Market Value, as of the date of exercise, of any Common Shares delivered to the Company must be equal to the exercise price.

     (b) Termination of Service

          A Stock Option shall be exercisable following the termination of an Eligible Director's status as a director only to the extent provided in this Section 7(b). If an Eligible Director's participation on the Board terminates due to such director's death, Disability, or Retirement or otherwise with the consent of the Committee, all Stock Options vested and exercisable at the time of such termination shall continue to be exercisable by such director or, in the case of death or incompetence, such director's estate or legal guardian, for the earlier of three years from the date of such termination or the expiration date of the Stock Option. In all other circumstances, vested Stock Options shall terminate on the earlier of three months following the date the Eligible Director ceases to be a director of the expiration date of the Stock Option. All unvested Stock Options shall lapse upon termination of service as a director unless the Committee provides otherwise in its discretion.

7.  RESTRICTED SHARES

     (a) Stock Certificates

          (i) Registration. Each Eligible Director receiving an Award of Restricted Shares pursuant to this Section 7 shall be issued a stock certificate in respect of such Restricted Shares. Such certificate shall be registered in the name of such Eligible Director, and shall bear an appropriate legend referring to the Award Agreement and the terms, conditions and restrictions applicable to such Award.

          (ii) Custody. The Committee shall require that (A) the stock certificates evidencing Restricted Shares be held in the custody of the Company until the restrictions thereon shall have lapsed in the case of an annual Grant (or six months in the case of an Initial Grant) and (B) as a condition of any Award of Restricted Shares award, the Eligible Director shall have delivered a stock power, endorsed in blank, relating to the Restricted Shares covered by such award.
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

          (iii) Delivery of Shares. Upon the expiration or termination of the Restriction Period and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Common Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Eligible Director or the Eligible Director's beneficiary, estate or legal representative, as the case may be. No payment will be required to be made by the Eligible Director upon the delivery of such Common Shares and/or cash, except as otherwise provided in Section 10(a) of the Plan.

     (b) Restrictions and Conditions

          Awards of Restricted Shares shall be subject to the following restrictions and conditions:

             (i) Restriction Period. With respect to any Annual Grant, the Committee shall set the Restriction Period, which shall commence with the date of such Award, during which the Eligible Director shall not be permitted to sell, transfer, pledge or assign Restricted Shares awarded under the Plan and during which the Restricted Shares in the Annual Grant are subject to forfeiture. Subject to the provisions of the Plan and the Restricted Share Award Agreement, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may, in its sole discretion, determine. Subject to the applicable provisions of the Restricted Share Award Agreement and this Section 7, upon termination from the Board for any reason during the Restriction Period, all Restricted Shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

             (ii) Dividends. The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares to the extent shares are available under the Plan, at the Fair Market Value of the Common Shares on the record date for such dividend. Stock dividends, splits and distributions issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued, and the Committee may require the Eligible Director to deliver an additional stock power covering the Restricted Shares issuable pursuant to such stock dividend, split or distribution. Any other dividends or property distributed with regard to Restricted Shares, other than regular dividends payable and paid out of current earnings, shall be held by the Company subject to the same restrictions as the Restricted Shares.

     (c) Rights as a Shareholder

          Except as provided in this Section 7, the holder of an Award of Restricted Shares shall have, with respect to such Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the shares and subject to Section 7(b)(ii), the right to receive any regular cash dividends paid out of current earnings.

8.  RESTRICTED SHARE UNITS

     (a) Restrictions and Conditions

          Restricted Share Units are an unfunded obligation of the Company. The Committee shall determine the date upon which the payment of Common Shares, or cash in lieu thereof, shall be payable under the Award, the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Restricted Stock Units awarded pursuant to this Section 8 shall be subject to forfeiture during a Restricted Period in the same manner as Restricted Shares under Section 7(b)(i), as determined by the Committee, in its sole discretion.

     (b) Delivery of Common Shares

          Upon the lapse or waiver of restrictions and the Restriction Period, and the satisfaction (as determined by the Committee) of any other conditions determined by the Committee, relating to Restricted Share Units evidencing the right to receive Company Shares, such Company Shares shall be issued and delivered to the holder of the Restricted Stock Units, free of all such restrictions, except any that may be imposed by law, to the Eligible Director or the Eligible Director's beneficiary, estate or legal representative, as the case may be. An Eligible Directors shall have no rights as a shareholder with respect to Common Shares subject to Restricted Share Units prior to the time Common Shares are distributed to or for the benefit of the Eligible Director at the end of the Restriction Period.

9.  CHANGE IN CONTROL

     In the event of a Change in Control, each outstanding Stock Option shall promptly be cancelled in exchange for a payment in cash of an amount equal to the excess of the Change in Control Price over the exercise price for such Stock Option. The Restriction Period shall lapse with respect to any Awards of Restricted Shares or Restricted Share Units subject to a Restriction Period as of the date of a Change in Control, and shall become immediately fully vested and, in the case of Restricted Share Units, payable immediately in Common Shares, or in the discretion of the Committee, in cash.

10.  GENERAL PROVISIONS

     (a) Withholding

          Should an amount realized or recognized by an Eligible Director in connection with the exercise of a Stock Option, or the lapse of restrictions on Restricted Shares or the payment in respect of Restricted Stock Units, subject the Company to a tax withholding requirement under federal, state, local or foreign law, such Eligible Director shall be required to make the necessary arrangements to satisfy the Company's obligations, if any, to withhold any tax with respect to such amount prior to the issuance to the Eligible Director of any Common Shares and authorizes the Company to withhold such amounts from any other payment due the individual.

     (b) Award Agreements

          Each Award hereunder shall be evidenced by an Award Agreement. The written agreement shall be delivered to the Eligible Director and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

     (c) Non-transferability

          No Award shall be assignable or transferable except as expressly provided in this Section 10(c). No right or interest of any Eligible Director shall be subject to any lien, obligation or liability of the Eligible Director; provided, however, Stock Options, and Restricted Shares awarded pursuant to the Plan may be transferred to an Eligible Director's family members, as defined in the instructions to Form S-8 under the Securities Act of 1933, as amended (collectively, the "Permitted Transferees") provided that such family members acquired the Stock Options or Common Shares by gift or pursuant to a domestic relations order, and provided, further, that nothing in this Section 10(c) shall be construed to permit a transfer that would render the Plan and the Common Shares issuable pursuant to the Plan ineligible for registration under the Securities Act of 1933, as amended, on a Form S-8, or any subsequent similar form. Except as otherwise expressly provided in the Plan, all rights with respect to Awards granted to an Eligible Director's may be exercised, during his or her lifetime, only by such Eligible Director or, if applicable, Permitted Transferees.

     (d) Compliance with Legal and Exchange Requirements

          The Plan, the granting and exercise of Awards hereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency or the Exchange, as may be required. The Company, in its discretion, may postpone the granting and exercising of Awards, the issuance or delivery of Common Shares under any Award or any other action under the Plan to permit the Company, with reasonable diligence, to complete an Exchange listing or registration or qualification of such Common Shares or other required action under any federal or state law, rule, or regulation and may require any Eligible Director to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Shares in compliance with applicable laws, rules and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Common Shares in violation of any such laws, rules or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Eligible Director with respect to any Award (or Common Shares issuable thereunder) that shall lapse because of such postponement.

     (e) Construction of the Plan

          The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York without reference to its conflict of law rules.

     (f) Effective Date

          The Effective Date of this Plan is April 27, 2004. The Plan will become effective as of that date provided that the Plan receives the approval, within 12 months of its approval by the Board, of the Company's shareholders. If such approval is not obtained, the Plan and all Awards shall be null and void.